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Exhibit 99.6

CONSENT TO BE NAMED AS
A PERSON ABOUT TO BECOME A DIRECTOR

        The undersigned hereby consents to be named in the Registration Statement on Form S-4 to which this Consent has been filed as an exhibit, or any amendment thereto, as a person who shall become a Director of AVANT Immunotherapeutics, Inc., such appointment to become effective upon the effectiveness of the merger between Celldex Therapeutics, Inc. and Callisto Merger Corporation, a wholly-owned subsidiary of AVANT Immunotherapeutics, Inc.

/s/ HERBERT J. CONRAD Name: Herbert J. Conrad

Date: November 27, 2007

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  Exhibit 99.6